
Obsidian Energy Ltd.
100%
100%
99.99%
100%
1647456 Alberta Ltd.
Penn West PROP Holdco Ltd.
Penn West Sandhill Crane Ltd.
0.01%
Penn West PROP Limited Partnership
0.01%
99.99%
99.99%
Penn West Northern Harrier Partnership
0.01%
Obsidian Energy Partnership
54.99%
Peace River Oil Partnership (1)
0.01%

Notes:

(1) The remaining 45% interest in Peace River Oil Partnership is owned by Winter Spark Resources, Inc., an affiliate of China Investment Corporation.

(2) Each of the entities identified in the diagram was incorporated, continued, formed or organized, as the case may be, under the laws of the Province of Alberta.